Exhibit 99.2

January 12, 2010

To Whom It May Concern;

Effective immediately I hereby resign my position as President, Secretary, Chief Executive Officer, Chairman of the Board and Director of Dynamic Response Group, Inc and all of its wholly owned subsidiaries.

Sincerely,

/s/ Melissa K. Rice